Exhibit 99.1

For further information, contact:
George Huhta Technology Solutions Company 312.228.4760 george_huhta@techsol.com

Technology Solutions Company Elects
Paula Kruger to Board of Directors

Qwest EVP to become New Board Member

CHICAGO, IL – Jan. 18, 2004 – Technology Solutions Company (TSC) (Nasdaq: TSCC), a consulting company delivering business benefits through the application of information technology, today announced the addition of Paula Kruger to its board of directors. Kruger is the executive vice president of consumer markets for Qwest Communications International Inc.

“It’s a privilege to have Paula on our board of directors,” said Stephen Oresman, chairman of TSC’s board. “She brings a wealth of experience in executive management, operations, sales and customer care having led major businesses within EDS and Excel Communications prior to joining Qwest. Her expertise in customer relationship management, including contact center management and business intelligence, across many industries, will be advantageous to TSC as we continue to execute our strategy of delivering higher value services to our clients.”

Michael Gorsage, president and CEO, added, “Paula is well known in the industry, and I am delighted that TSC will benefit from her vision, business acumen and deep knowledge of customer relationship management and the financial services and telecommunications industries. A frequently-quoted expert on customer satisfaction and best practices in CRM, Paula will be an outstanding addition to our existing board.”

As executive vice president for consumer markets at Qwest, a leading provider of voice, video and data services, Kruger, 54, oversees all consumer sales and customer care operations, collections, and operator and information services, and is responsible for $5 billion in revenues. Prior to joining Qwest in 2003, Kruger was president of customer relationship management at EDS, managing a $1 billion operation. She was also executive vice president of operations for Excel Communications.

Kruger has more than 20 years of operating experience in large and medium-sized businesses, including Cablevision, American Express and Citibank. She holds a Bachelor of Arts in economics from the C.W. Post-Long Island University and a Masters of Business Administration from the C.W. Post-Roth Graduate School of Business, Long Island University.

She has been active in the communities where she lived, including serving on the board of directors for the Water Tower Theater, a regional theater company in Dallas. She also served on the Human Resources Committee for Girls, Inc., a national non-profit youth organization dedicated to inspiring all girls to be themselves.

About Technology Solutions Company

Delivering business benefits through the application of information technology, Technology Solutions Company (TSC) is an IT consulting firm committed to helping clients in Manufacturing, Health Care, Consumer and Retail, and Financial Services. TSC focuses on the strategic business challenges of Enterprise Resource Planning, Customer Relationship Management, Compliance, Business Technology, and Change Management & Training. Our range of services include IT strategy, project planning, software selection, reengineering, implementation, upgrades, training, and outsourcing. Headquartered in Chicago, TSC has worked with more than 800 clients worldwide, including the majority of the Fortune 100. For more information, please visit www.techsol.com.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, our ability to successfully introduce new service offerings, our ability to manage the pace of technological change including our ability to refine and add to our service offerings to adapt to technological changes, our ability to manage the current downturn in our business and in our industry and the economy in general, our ability to manage our current decreased revenue levels, our ability to attract new business and increase revenues, our ability to attract and retain employees, our ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive factors, our dependence on a limited number of clients and the potential loss of significant clients, our ability to continue to attract new clients and sell additional work to existing clients, our ability to successfully integrate the Zamba business with our business, and our ability to manage costs and headcount relative to expected revenues, all as more fully described in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.

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